Exhibit 99.1

CITIZENS FINANCIAL CORPORATION RECEIVES
NASDAQ NOTICE OF INSUFFICIENT PUBLICLY HELD SHARES

LOUISVILLE, KENTUCKY (October 11, 2007) – On October 9, 2007, Citizens Financial Corporation (Nasdaq: CNFL)(“Citizens”) received a Nasdaq Staff Deficiency Letter (the “Nasdaq Letter”), indicating that Citizens no longer met the minimum 500,000 publicly held shares requirement for continued listing on the Nasdaq Capital Market set forth in Marketplace Rule 4310(c)(7).

On October 4, 2007, Citizens filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a proposed 1-for-250 reverse split of Citizens’ Class A common stock which Citizens expects, if the transaction is completed as proposed, will result in Citizens being able to deregister its Class A common stock and, consequently, to cease filing reports with the SEC (the “Going-private Transaction”).  As discussed in that definitive proxy statement, a likely consequence of the deregistration associated with the proposed Going-private Transaction is the loss of the Nasdaq Capital Market listing of Citizens’ common stock following the anticipated effective date of the Going-private Transaction, November 13, 2007.  On September 19, the record date for the special meeting at which Citizens’ shareholders will vote on the Going-private Transaction, Nasdaq Staff calculated the number of publicly held shares of Citizens’ Class A common stock, those shares held by persons other than directors, officers or beneficial owners of greater than 10% of Citizens’ Class A common stock, as being 498,377.

Consistent with Marketplace Rule 4803(a), the Nasdaq Staff has provided Citizens with a 15-calendar day period, ending October 24, 2007, in which to submit a plan to regain compliance with the listing standard.  Citizens intends to apply for an extension of this cure period until after the consummation of the proposed Going-private Transaction, and believes that the proposed Going-private Transaction represents “good cause” for which Nasdaq Staff may extend the October 24, 2007, cure period pursuant to Marketplace Rule 4803(a). However, absent special action taken to comply with Marketplace Rule 4310(c)(7), it is possible that Citizens may lose its Nasdaq Capital Market listing of its common stock independent of the proposed Going-private Transaction.

Citizens Financial Corporation is a holding company that engages in the business of life insurance, annuities, and accident and health insurance through its life insurance subsidiaries, primarily Citizens Security Life Insurance Company.

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THEY WILL INCLUDE WORDS SUCH AS “INTENDS,” “BELIEVES,” “ANTICIPATES” OR “EXPECTS,” OR WORDS OF SIMILAR IMPORT. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE COMPANY’S ABILITY TO COMPLETE THE GOING PRIVATE TRANSACTION IN A TIMELY MANNER OR AT ALL, THE FAILURE OF THE COMPANY’S SHAREHOLDERS TO APPROVE THE PROPOSED TRANSACTION, THE RISK THAT THE COST SAVINGS FROM THE PROPOSED TRANSACTION MAY NOT BE FULLY REALIZED OR MAY TAKE LONGER TO REALIZE THAN EXPECTED, AND OTHER FACTORS DISCUSSED IN THE COMPANY’S FILINGS WITH THE SEC. INVESTORS SHOULD CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS AND ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS.